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                                                                    Exhibit 23.1
PricewaterhouseCoopers Letterhead
                                     PricewaterhouseCoopers
                                     Rua da Candelaria, 65 11(degree)-15(degree)
                                     20091-020 Rio de Janeiro, RI - Brasil
                                     Caixa Postal 949
                                     Telefone (21) 3232-6112
                                     Fax (21) 2516-6319



                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form F-3 of our report dated February 21, 2001, except for the information on subsequent events contained in Note 21 which is as of March 9, 2001, relating to the consolidated financial statements of Companhia Vale do Rio Doce and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes

Rio de Janeiro, Brazil
February 4, 2002